UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 6, 2016

Baker Hughes Incorporated
(Exact name of registrant as specified in charter)

Delaware	1-9397	76-0207995
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

2929 Allen Parkway, Houston, Texas		77019
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (713) 439-8600
(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(c) Appointment of Vice President, Controller and Chief Accounting Officer
On September 6, 2016, the Board of Directors of Baker Hughes Incorporated (the "Company") appointed Kelly C. Janzen, as Vice President, Controller and Chief Accounting Officer of the Company. Prior to joining the Company, Ms. Janzen, age 43, served as Vice President, Finance and Chief Accounting Officer of McDermott International from December 2014 to August 2016, Distributed Power Global Controller, General Electric Company (“GE”), from April 2013 to November 2014; Operational Controller, Global Growth and Operations, GE, from August 2011 to April 2013; Global Assistant Controller, GE Healthcare, from August 2010 to August 2011; Americas Controller, GE Healthcare, from March 2007 to August 2010; and other positions of increasing responsibility since she joined GE in February 2002.
Ms. Janzen will be entitled to a base salary of $350,000 per annum with an expected value bonus level of 40% of base salary. Ms. Janzen's bonus is contingent on predetermined performance goals approved by the Compensation Committee of the Board of Directors for 2016 and subsequent years. Under the Company’s 2002 Director & Officer Long-Term Incentive Plan, on September 6, 2016, she was granted a restricted stock unit award of 10,500 shares of the Company’s common stock which vests in equal installments on the grant date over a three year period. In addition, Ms. Janzen will receive a one-time lump sum cash sign-on payment in the amount of $150,000. She will be eligible to participate in other benefit plans and programs on similar terms as other executives of the Company.
The Company will enter into an Indemnification Agreement with Ms. Janzen dated as of September 6, 2016, which requires the Company to indemnify Ms. Janzen against certain liabilities that may arise by reason of her status or service as a Vice President, Controller and Chief Accounting Officer, to advance her expenses incurred as a result of a proceeding as to which she may be indemnified and to cover such person under any directors’ and officers’ liability insurance policy the Company chooses to maintain. The Indemnification Agreement is intended to provide indemnification rights to the fullest extent permitted under applicable indemnification rights statutes in the State of Delaware and shall be in addition to any other rights Ms. Janzen may have under the Company’s Restated Certificate of Incorporation, Bylaws and applicable law. The foregoing description of the Indemnification Agreement does not purport to be complete and is qualified in its entirety by reference to the applicable agreement which is filed as Exhibit 10.4 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003 and Exhibit 10.4 to the Company's Current Report on Form 8-K filed on December 19, 2008, both of which are incorporated into this Item 5.02 by reference.
There are no family relationships existing between Ms. Janzen and any director or executive officer of the Company. There have been no transactions, and no transactions are currently proposed, in which the Company was or is to be a participant and in which Ms. Janzen or any member of her immediate families had or will have any interest, that are required to be disclosed by Item 404(a) of Regulation S-K. In addition, there are no arrangements or understandings between Ms. Janzen and any other persons pursuant to which Ms. Janzen is appointed to such position.

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAKER HUGHES INCORPORATED

Dated: September 7, 2016	By:	/s/ Lee Whitley
Lee Whitley Vice President and Corporate Secretary